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                                                                    Exhibit 10.6

                                    AGREEMENT

         THIS AGREEMENT, made as of February 12, 2002 (the "Effective Date"), by MAZEL STORES, INC., an Ohio corporation, with its principal place of business at 31000 Aurora Road, Solon, Ohio 44139 (the "Company") and MARK HANNERS, an individual residing at 3961 Redford Court, New Albany, Ohio 43054 (the "Employee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Company and Employee are parties to an employment agreement dated November 1, 2000 (the "Employment Agreement");

         WHEREAS, the Company and MZ Wholesale Acquisition, LLC ("Buyer") have entered into an agreement pursuant to which Buyer is purchasing the Wholesale Division of the Company; ;

         WHEREAS, Employee is the Executive Vice President - Wholesale;

         WHEREAS, Employee will become an employee of Buyer;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. TERMINATION OF EMPLOYMENT. The parties agree that the Employee's employment with the Company and all of its Affiliates (as defined in the Employment Agreement), is hereby terminated as of the Effective Date. Employee further resigns as an officer of the Company and each of its Affiliates as of the Effective Date. Employee agrees to execute and deliver to the Secretary of the Company and of each Company's Affiliates, a letter evidencing and affirming such resignation, each as of the Effective Date.

         2. PAYMENT. In consideration of the terms set forth in this Agreement, the Company agrees to pay Employee, concurrently with the execution and delivery of this Agreement, the sum of Two Hundred Fifty Thousand Dollars ($250,000), subject to all applicable federal, state and local withholding taxes. In addition, in the event prior to October 31, 2003, any person, other than ZS Fund, Reuven Dessler, or Jacob Koval, or any of their affiliates, becomes the owner of more than fifty percent (50%) of the Company's then outstanding Common Shares, Employee shall be entitled to an additional payment of One Hundred Thousand Dollars ($100,000), subject to all applicable federal, state and local withholding taxes.

         3. PUT OPTION. The Company agrees that, within five (5) business days of its receipt from the Employee of a request that it repurchase Employee's shares in the Company, the Company will repurchase up to 65,270 Common Shares of the Company (the "Shares") that are owned as of the Effective Date (less any Shares redeemed pursuant to Section 4 below) by the Employee for a price per share equal to Three Dollars ($3.00).


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The Company agrees that the Employee may transfer this put option, in whole or in part, to any transferee of the Shares provided such transferee is Employee's spouse, linear descendant, a trust or other entity whose beneficiaries are the Employee, his spouse or linear descendant, or any combination thereof. The Employee's put option shall expire on October 31, 2003. The Company's obligation under this Section 3 is secured by a letter of credit in favor of Employee.

         4. REPAYMENT OF NOTE. Employee is the debtor to the Company on a Promissory Note dated December 31, 1996, the indebtedness, including interest, totals $34,835.00 as of the Effective Date (the "Indebtedness"). Upon execution of this Agreement, Employee shall deliver to the Company a certificate for 11,612 shares of Common Stock of the Company, together with a signed stock power. On or prior to April 30, 2002, Employee shall (A) deliver $34,835.00 in immediate available funds to the Company in full satisfaction of the Indebtedness or (B) advise the Company to retain the 11.612 shares in full satisfaction of the Indebtedness. If Employee fails to elect option A, he shall automatically be deemed to have elected option B. If employee elects Option A, the Company shall immediately return to Employee the certificate for the 11,612 shares and the stock power. If Employee on the date of execution of this Agreement delivers a certificate for more than 11,612 shares, the Company shall cause its transfer agent to split the certificate into two certificates: one for 11,612 shares and the second for the remaining shares. The Company shall cause the second certificate to be immediately delivered to Employee.

         5. RELEASE OF CLAIMS AND COVENANT NOT TO SUE.

              A. In further consideration for the amounts to be paid by the Company to Employee hereunder, Employee does hereby release and forever discharge the Company and each Affiliate and their respective directors, officers, Employees, shareholders, agents (including, but not limited to, accountants and attorneys) (such individuals, the Company, and the Affiliates are hereunder collectively referred to as "Released Parties") from all claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which Employee has or may have against them or any of them by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement, except for claims arising out of the breach of any of Company's obligations under this Agreement. Without limiting the generality of the preceding sentence, Employee does hereby release the Released Parties from all claims, causes of action and liabilities arising from or relating to: (i) his employment or other association with the Company or with any Affiliate; (ii) any right which Employee has, had or may have had to receive any sum of money of the Company or of any Affiliate; (iii) any rights or claims which Employee may have against the Company or any Affiliate for any cause whatsoever; (iv) any claims for salary, bonuses, vacation pay, fringe benefits, director's fees, business expenses and allowances or severance pay; (v) claims based on oral or


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written contracts; (vi) claims arising under any federal or state statutes, including but not limited to, claims asserting discrimination on account of age, race, color, sex, religion, national origin or veteran or handicap status and claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, ERISA, Title VII of the 1964 Civil Rights Act and the Older Worker Benefit Protection Act; (vii) claims for damages for breach of contract or implied contract; (viii) claims based on personal injury, including, without limitation, infliction of emotional distress; (ix) wrongful termination or breach of covenant of good faith and fair dealing; and (x) claims asserting defamation, interference with contract or business relationships or promissory estoppel.

         Employee covenants and agrees that he will never assert a claim or institute any cause of action or file a charge based on claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which Employee has or may have against the Company, any Affiliate, or any other Released Party by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement (except for claims arising out of the breach of any of Company's obligations under this Agreement) with any court of law or administrative tribunal, and further agrees that should he violate the foregoing covenant not to sue by asserting a claim, instituting an action or filing a charge against the Company, any Affiliate, or any other Released Party which is prohibited under this Agreement, Employee will pay all of Company's costs and expenses (including, without limitation, attorneys' fees) of defending against the suit incurred by the Company or any other Released Party. Employee acknowledges and agrees that the monetary benefits provided in this Agreement constitute sufficient consideration for the Release and Covenant Not to Sue contained herein in that there are substantial benefits to Employee, and Employee further acknowledges that he has voluntarily and knowingly entered into this Agreement with the benefit of advice and counsel of his choice and a full understanding of its terms and meanings.

         Employee acknowledges that the Company has notified him that, under federal law: (i) Employee has twenty-one (21) days from the date of execution by Employee of this Agreement to consider the release and covenant not to sue solely with respect to claims arising under the ADEA; and (ii) the release of claims and covenant not to sue under the ADEA are not enforceable for a period of seven (7) days following the execution by Employee of this Agreement and may be revoked by Employee during such time. Revocation of the release of claims under ADEA and covenant not to sue under ADEA may be effected by Employee solely by notifying the Company in writing of his election to revoke and delivering such notice to the Company within the aforesaid seven (7) day period. Such revocation shall not affect any of the other terms and provisions of this Agreement.

               B. In consideration for Employee's agreements, obligations and covenants contained in this Agreement, the Company does hereby release and forever



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discharge Employee and his heirs, executors, administrators, personal representatives, successors and permitted assigns, from all claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected or unsuspected, asserted or unasserted, which the Company has or may have against Employee by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement, except for claims arising out of the breach by Employee of any of his obligations, representations, warranties and covenants under this Agreement. Without limiting the generality of the preceding sentence, the Company does hereby release Employee from all claims, causes of action and liabilities arising from or relating to Employee's previous employment or other association with the Company and/or the circumstances giving rise to the execution and delivery of this Agreement. The Company covenants and agrees that it will never assert or institute any cause of action or file a charge arising from or relating to Employee's previous employment or other association with the Company and/or the circumstances giving rise to the execution and delivery of this Agreement, and further agrees that should the Company violate the foregoing covenant not to sue by instituting an action or filing a charge against Employee which is prohibited under this Agreement, Company will pay all costs and expenses (including, without limitation, attorneys' fees) of defending against the suit incurred by Employee.

         6. NON-COMPETITION; TERMINATION OF EXISTING EMPLOYMENT AGREEMENT. By this Agreement, the parties agree to the termination of the Employment Agreement as of the Effective Date. Notwithstanding the terms of the Employment Agreement, the non-competition provision of Section 6.1 thereof shall terminate as of the Effective Date.

         7. RETURN OF COMPANY PROPERTY. Employee covenants and agrees to return, on or before the Effective Date, all records and other property of the Company, including, but not limited to, all keys, credit cards, Dictaphones, portable telephones, confidential records, and other property in the Employee's hands or under his control as of the Effective Date.

         8. STOCK OPTIONS. All of Employee's unexercised, non-vested stock options for Common Stock of the Company shall terminate on the Effective Date. Vested options shall expire in accordance with the terms of the option grant. Notwithstanding the foregoing, the 7,000 non-qualified stock options granted on December 21, 2000 (the 2000 Option Grant) shall fully vest as of the Effective Date and the Employee shall have until October 31, 2003 to exercise such options. The 2000 Option Grants shall expire on November 1, 2003, unless earlier exercised.

         9. REHIRE. In the event Buyer or its successor or assign liquidates or ceases operations and, as a consequence, Buyer, its successor or assign can no longer pay Employee the salary contemplated, as of the date hereof, by the parties, then the Company agrees to offer Employee reemployment at a salary of at least $312,000 per annum. This agreement to offer reemployment shall expire on October 31, 2003.




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         10. MISCELLANEOUS.

              A. NOTICES. All notices, request, demands or other communications hereunder must be in writing executed by an authorized representative of the party responsible therefor, and must be given either by hand delivery or telex, telecopy, telefax or other telecommunications device capable of creating a written record (confirmed by registered or certified mail or by overnight courier):

              If to Company:      Mazel Stores, Inc.
                                  31000 Aurora Road
                                  Solon, Ohio  44139
                                  ATTN:  Peter J. Hayes
                                  Telecopier Number:  (440) 349-1931

              With a copy to:     Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                                  2600 Tower at Erieview
                                  1301 East Ninth Street
                                  Cleveland, Ohio  44114-1824
                                  Attention:  Marc H. Morgenstern, Esq.
                                  Telecopier Number:  (216) 623-4912

              If to Employee:     Mark Hanners
                                  3961 Redford Court
                                  New Albany, Ohio 43054
                                  Telecopier Number:  (614)
                                                          --------------------

              With a copy to:     Shayne & Greenwald Co., L.P.A.
                                  221 S. High Street
                                  Columbus, Ohio 43215
                                  Attention:  Gary D. Greenwald, Esq.
                                  Telecopier Number:  (614) 221-4070

         B. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.'

         C. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior discussions, correspondence, agreements or understandings (whether oral or written) between the parties hereto with respect to such matters, including, but not limited to, the Employment Agreement (which shall be null and void and of no further force and effect).



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

         D. BINDING EFFECT/NON-ASSIGNABILITY. This Agreement shall inure to the benefit of and shall bind the Company and its successors and assigns (whether by way of sale of assets, merger, consolidation, combination, reorganization, bankruptcy or other proceedings), and Employee, his heirs, representatives, successors and permitted assigns. Notwithstanding anything herein contained to the contrary, this Agreement and the rights and obligations of Employee hereunder are personal to Employee and may not be assigned or delegated to any Third Party.

         E. SEVERABILITY. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be overly broad or unenforceable, such court is hereby empowered and authorized to limit such restriction so that it is enforceable for the longest duration of time and greatest scope possible.

         F. GOVERNING LAW/JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any claim or action arising hereunder shall be litigated exclusively in the Courts of Common Pleas, Franklin County, Ohio or federal courts situated in the Southern District of Ohio, and each party irrevocably consents and submits to the personal and subject matter jurisdiction of said courts.

         IN WITNESS WHEREOF, the parties hereto have set their hands effective as of the date written above.

                                     MAZEL STORES, INC.


                                     By:  ____________________________________
                                          Peter J. Hayes,
                                          Chief Employee Officer



                                     __________________________________________
                                     MARK HANNERS











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